SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           BARRINGER TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)      Title of each class of securities to which transaction applies:
                -------------------------------------------------------------
       (2)      Aggregate number of securities to which transaction applies:
                -------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------------
       (4)      Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------------
       (5)      Total fee paid:
                ----------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                  --------------------------------------------------------------
         (3)      Filing Party:
                  --------------------------------------------------------------
         (4)      Date Filed:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           BARRINGER TECHNOLOGIES INC.
                                219 South Street
                          Murray Hill, New Jersey 07974


                    Notice of Annual Meeting of Stockholders
                        to be held Tuesday, May 13, 1997


     The Annual Meeting of Stockholders of Barringer Technologies Inc. (the "Company") will be held at the Best Western/Murray Hill Inn, 535 Central Avenue, Murray Hill, New Jersey 07974 on Tuesday, May 13, 1997, at 10:00 a.m., local time, to consider and take action on the following:


     1. The election of six persons to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     2. The adoption of an amendment to the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), to increase the authorized shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), from 7,000,000 to 20,000,000.

     3. The adoption of the Barringer Technologies Inc. 1997 Stock Compensation Program.

     4. The ratification of the appointment of BDO Seidman, LLP as independent auditors of the Company's 1997 financial statements.

     5. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

          Only those holders of record of Common Stock, Class A Convertible Preferred Stock, par value $2.00 per share, and Class B Convertible Preferred Stock, par value $2.00 per share, as of the close of business on Thursday, March 20, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting.

          A list of stockholders entitled to vote will be available for inspection by interested stockholders at the offices of the Company, commencing on Friday, May 2, 1997 and will be available at the Annual Meeting.



                                            /s/ Kenneth S. Wood
                                            ___________________________
                                            KENNETH S. WOOD
                                            Vice President and Secretary

Murray Hill, New Jersey
April 4, 1997


================================================================================
YOUR VOTE IS IMPORTANT. WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT,
       PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING
                             POSTAGE-PAID ENVELOPE.
================================================================================

                           BARRINGER TECHNOLOGIES INC.
                 219 South Street, Murray Hill, New Jersey 07974

                                                       April 4, 1997


--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------



          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Barringer Technologies Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 1997 (the "Annual Meeting"), and any adjournments or postponements thereof. The Company's Annual Report to Stockholders, containing financial statements reflecting the Company's financial position and results of operations for the year ended December 31, 1996, this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 4, 1997.

          The securities of the Company entitled to vote at the Annual Meeting are the Company's Common Stock, par value $.01 per share ("Common Stock"), Class A Convertible Preferred Stock, par value $2.00 per share ("Class A Convertible Preferred Stock"), and Class B Convertible Preferred Stock, par value $2.00 per share ("Class B Convertible Preferred Stock"). Each stockholder of record at the close of business on March 20, 1997 (the "Record Date") is entitled to vote in accordance with the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation").


          At the Annual Meeting, each share of Common Stock will be entitled to one vote, each share of Class A Convertible Preferred Stock will be entitled to
 .361745 of a vote, and each share of Class B Convertible Preferred Stock will be entitled to .355839 of a vote on each matter to come before the Annual Meeting. The number of shares of Common Stock, Class A Convertible Preferred Stock, and Class B Convertible Preferred Stock outstanding as of the Record Date was 5,434,170, 58,206, and 22,500, respectively, representing 5,434,170, 21,055, and
8,006 votes, respectively.


Voting

          The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Annual Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote, the proposal to increase the authorized number of shares of Common Stock requires the affirmative vote of a majority of the outstanding Common Stock, the Class A Convertible Preferred Stock and the Class B Convertible Preferred Stock, voting together as one class, and the proposals to adopt the Barringer Technologies Inc. 1997 Stock Compensation Program (the "Stock Compensation Program") and the proposal to ratify the appointment of BDO Seidman, LLP as the auditors for the 1997 financial statements will each require the affirmative vote of a majority of the votes cast with respect to such proposals by the holders of the Common Stock, the Class A Convertible Preferred Stock and the Class B Convertible Preferred Stock, voting together as one class. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" are included. Pursuant to Delaware corporate law, abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present and, therefore, will have no effect on the proposals to be considered at the Annual Meeting, except that such abstentions and broker non-votes will have the same effect as a vote "against" the proposed amendment to the Certificate of Incorporation.

          Any stockholder giving a proxy has the power to revoke the proxy prior to the voting thereof by: (i) written notice received by the Secretary of the Company at any time prior to the voting thereof, (ii) submitting a later-dated proxy; or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and is not revoked by a stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted at the Annual Meeting FOR each of the proposals described herein. Delaware law does not entitle the Company's stockholders to dissenters' rights with respect to any of the foregoing proposals. As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote the shares according to their best judgment.


          PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States. All costs relating to the solicitation of proxies will be borne by the Company. The Company has retained Georgeson & Company to aid in the solicitation of proxies for a fee estimated not to exceed $10,000, plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors, and employees of the Company, who will not be compensated separately therefor, personally or by mail, telephone or facsimile transmissions. On request, the Company also will reimburse brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending proxy material to, and seeking instructions from, their principals.



                                 PROPOSAL ONE
                              ELECTION OF DIRECTORS


          At the Annual Meeting, a board of six directors will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. Stanley S. Binder, John H. Davies, John J. Harte, Richard D. Condon, John D. Abernathy and James C. McGrath for election as directors. All nominees currently are directors of the Company, and all have consented to serve as directors. The Board knows of no reason why any nominee would be unable or unwilling to serve as a director. If any nominee should for any reason become unable or unwilling to serve, the shares represented by all valid proxies that would otherwise be voted for the nominee will be voted for the election of such other person as the Board of Directors may designate following the recommendation of the Nominating Committee, or the Board may reduce the number of directors to eliminate the vacancy.


         Background information appears below with respect to the Board of Directors' nominees for election. See "Security Ownership of Certain Beneficial Owners and Management" for additional information regarding such persons.

          Stanley S. Binder, 55. Director since 1991. Mr. Binder has been the President and Chief Executive Officer of the Company since 1991. In July 1989, Mr. Binder joined the Company and has since held the following offices with the
Company: President from 1989 to the present date, Chief Operating Officer from 1989 to June 1990, Chief Financial Officer from 1989 until July 1993, and Chief Executive Officer from July 1990 to the present date. Mr. Binder is also an independent general partner in the Special Situations Fund III, L.P. ("SSF III"), a substantial investor in the Company. See "Certain Relationships and Related Transactions." Mr. Binder is chairman of the New Jersey Counsel of the American Electronics Association and is a member of the Board of Directors of the American Electronics Association. Mr. Binder is a member of the Executive, Nominating and Technology and Strategic Planning Committees of the Board.

          John H. Davies, 61, Director since 1992. Mr. Davies has been Executive Vice President of the Company since January 1992 and the President and Chief Executive Officer of Barringer Research Ltd. since August 1989. He is a member of the Executive, Nominating and Technology and Strategic Planning Committees of the Board.


         John J. Harte, 55, Director since 1986. Mr. Harte is a certified public accountant and, since 1978, has been a Vice President of Mid-Lakes Distributing Inc., a manufacturer and distributor of heating and air conditioning parts and equipment located in

Chicago, Illinois. From 1991 until January 1997, Mr. Harte also was Vice President, Special Projects, of the Company. He is a member of the Executive, Executive Compensation and Nominating Committees of the Board.



         Richard D. Condon, 61, Director since 1992. Since January 1996, Mr. Condon has been a consultant to and director of Amherst Process Instruments, Inc., a scientific instrumentation company. Prior thereto, from 1989 until December 1995, Mr. Condon was a consultant to and director of Analytical Technology, Inc., Boston, Massachusetts, a scientific instrumentation company. He is a member of the Audit and Finance and Technology and Strategic Planning Committees of the Board.


         John D. Abernathy, 59, Director since 1993. Mr. Abernathy is a certified public accountant. Since January 1995, he has been Executive Director of Patton Boggs, LLP, a law firm. From March 1994 to January 1995, he was a financial and management consultant. From March 1991 to March 1994, he was the Managing Director of Summit Solomon & Feldesman, a law firm in dissolution since March 1993. From July 1983 until June 1990, Mr. Abernathy was Chairman and Chief Executive Partner of BDO Seidman, a public accounting firm. Mr. Abernathy is also a Director of Oakhurst Capital, Inc., a distributor of automotive parts and accessories. He is a member of the Executive, Audit and Finance and Executive Compensation Committees of the Board.

         James C. McGrath, 54, Director since 1994. Mr. McGrath is an international security consultant. Since July 1989, he has been President of McGrath International, Inc., a management consulting firm specializing in the security field. He is a member of the Audit and Finance and Executive Compensation Committees of the Board.

Committees of the Board of Directors

          The Company has an Executive Committee, an Executive Compensation Committee, an Audit and Finance Committee, a Nominating Committee, and a Technology and Strategic Planning Committee



         The Executive Committee exercises such authority as is delegated to it from time to time by the full Board of Directors. The Executive Committee is presently comprised of Messrs. Binder (Chairman), Davies, Harte and Abernathy. The Executive Committee did not meet in 1996.



         The Executive Compensation Committee (the "Compensation Committee") reviews and determines the salaries and other compensation paid to the Company's officers and other key employees and administers the Company's incentive compensation and stock plans, which includes selecting participants and establishing performance goals. The Compensation Committee is presently comprised of Messrs. Harte, Abernathy and McGrath (Chairman). In 1996, the Compensation Committee met four times.

         The Audit and Finance Committee (the "Audit Committee") monitors the Company's accounting and financial policies and practices, reviews the scope of the independent accountant's audit and the results of the audit, and reviews and make recommendations to the Board with respect to the Company's financing needs. In addition, the Audit Committee recommends to the Board the engagement of the independent auditors of the Company's financial statements. The Audit Committee is presently comprised of Messrs. Abernathy (Chairman), Condon and McGrath. In 1996, the Audit Committee met three times.


         The Nominating Committee receives recommendations for, reviews and evaluates the qualifications of, and recommends to the Board of Directors, nominees for election as directors. In addition, the Nominating Committee makes recommendations to the Board of Directors regarding the composition of Board committees. The Nominating Committee will consider appropriate persons proposed by security holders as potential nominees for membership on the Board of Directors. Interested persons should submit their recommendations, together with supporting information, to the committee care of the Secretary of the Company. The Nominating Committee is presently comprised of Messrs. Binder, Davies and Harte (Chairman). In 1996, the Nominating Committee did not meet.

          The Technology and Strategic Planning Committee (the "Technology Committee") is responsible for developing, reviewing, evaluating and making recommendations to the Board of Directors regarding growth strategies, allocation of corporate resources, business and product development. The Technology Committee is presently comprised of Messrs. Condon (Chairman), Binder and Davies. In 1996, the Technology Committee met twice.

Meetings of the Board of Directors

          The Board held four meetings in 1996. No incumbent director of the Company attended fewer than 75% of the aggregate number of meetings of the Board and committees of the Board during 1996, or the portion thereof during which he served as a director or committee member.

Compensation of Directors

          Outside directors are entitled to an annual retainer of $2,500 per quarter and a fee of $1,000 for each meeting attended and $500 for each committee meeting attended (unless on the same day as a meeting of the Board of Directors). Directors are not compensated for attendance at telephonic meetings. In lieu of the annual retainer, Mr. Harte receives a fee of $2,000 per month for services he renders to the Company. See "Employment Agreements and Compensation Arrangements."

          The Board of Directors has adopted the 1991 Directors Warrant Plan (the "1991 Warrant Plan"), under which each non-employee director, upon election or appointment to the Board, is offered 3,750 warrants, at $0.40 per warrant, each of which may be exercised within five years to purchase one share of Common Stock at an exercise price to be determined by the Board at the time the warrants are issued, which may not be less than the then current market price for the shares underlying the warrants. The 1991 Warrant Plan provides that each such new director shall use the first quarterly director's fee to pay the purchase price for such warrants. The Board of Directors has terminated the 1991 Warrant Plan, subject to approval of the Stock Compensation Program by the stockholders.

Executive Compensation

          The following table sets forth a summary of all compensation paid for the past three fiscal years to the President and Chief Executive Officer of the Company and each of the other executive officers of the Company whose total annual salary and bonus are $100,000 or more:



                           SUMMARY COMPENSATION TABLE


                        Annual Compensation                  Long-Term Compensation
                                                       Other
                                                       Annual    Restricted  Securities
Name and Principal                                     Compen-   Stock       Underlying     LTIP      All Other
    Position             Year    Salary($)   Bonus($)  sation($) Awards($)   Options(#)  Payouts($)   Compensation
                                                                                                       ($)(1)

Stanley S. Binder        1996     $171,491   $63,000      -          -        55,000        -           $2,925
  President and Chief    1995      171,491       -        -          -        45,000        -            5,940
  Executive Officer      1994      167,757       -        -          -           -          -            5,940

John H. Davies           1996     $125,275*  $43,200*     -          -        38,250        -           $6,317*
  Executive Vice         1995      125,775*      -      $12,149*(2)  -        31,250        -            6,317*
  President of the       1994      120,582*      -        -          -           -          -            5,741*
  Company

Kenneth S. Wood          1996     $111,815   $39,600      -          -        33,750        -           $2,199
  President of           1995      111,815       -        -          -        26,250        -            2,283
  Barringer              1994      109,751       -        -          -           -          -            2,436
  Instruments,
  Inc.

Richard S. Rosenfeld     1996     $96,000    $34,200      -          -        27,500        -           $1,872
  Vice President Finance 1995      96,000        -        -          -        22,500        -            4,410
  Chief Financial        1994      90,400        -        -          -           -          -            4,545
  Officer

------------------
* Amounts converted to US dollars at the average exchange rate for the respective year.

(1) Represents amounts contributed by the Company pursuant to the Company's tax-qualified 401(k) deferred compensation plan ("401(k) Plan"). In 1996, the 401(k) Plan provided that the Company would make matching contributions to the participants in the 401(k) Plan equal to 100% of the first 2% of a participant's salary contributed and 50% of the next 5% of a participant's salary contributed, which contributions vested proportionately over a five-year period, commencing at the end of the participant's first year with the Company.

(2) The other annual compensation for Mr. Davies represented the payment of previously accrued and unpaid vacation pay.

          The Company's Canadian subsidiary, Barringer Research Ltd., maintained a defined benefit pension plan for its Canadian employees that was terminated on December 31, 1993. Mr. Davies was a participant in that plan. His projected annual benefit at age 65 has been set at approximately $54,000, which amount may be subject to change only in response to changes in the Canadian pension regulatory scheme.

          The following table summarizes certain information relating to the grant of options to purchase Common Stock to each of the executives named in the Summary Compensation Table above:




                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                         Number of            Percent of Total
                         Securities            Options/SARs
                         Underlying             Granted to              Exercise
                         Options/SARs           Employees in          or Base Price           Expiration
     Name                Granted (#)(2)         Fiscal Year (3)            ($/sh)                Date
     ----                --------------        -----------------       --------------         --------

Stanley S. Binder            55,000                  21.7%                 $1.00               4/25/2001
John H. Davies               38,250                  15.1                   1.00               4/25/2001
Kenneth S. Wood              33,750                  13.3                   1.00               4/25/2001
Richard S. Rosenfeld         27,500                  10.9                   1.00               4/25/2001

---------------
(1)      The Company did not grant any stock appreciation rights in 1996.

(2) The stock options expire on April 25, 2001. Twenty-five percent of each option grant is exercisable immediately, fifty percent is exercisable after the first year, seventy-five percent is exercisable after the second year and one hundred percent is exercisable after the third year.

(3) Options covering a total of 253,000 shares of Common Stock were granted in 1996.

          The following table sets forth information with respect to the executives named in the Summary Compensation Table concerning the exercise of stock options during 1996 and unexercised options held by such executive officers as of December 31, 1996.



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  Number of Unexercised
                                                                  Securities Underlying        Value of Unexercised
                             Shares                                    Options/SARs            in-the-money Options
                            Acquired                                  at Year-End(#)             at Year-End($)(1)
                           Acquired                Value         --------------------------  -------------------------
        Name              on Exercise (#)        Realized($)      Exercisable/Unexercisable  Exercisable/Unexercisable
        ----             ---------------        ------------      -------------------------  -------------------------

Stanley S. Binder               -                    -                31,750/68,250           $216,156/$476,344
John H. Davies                  -                    -                22,062/47,438            150,208/331,105
Kenneth S. Wood                 -                    -                33,937/41,063            129,161/287,089
Richard S. Rosenfeld            -                    -                22,125/34,125            108,078/238,172
----------

(1) Based on a closing bid price of $8.375 per share for the Common Stock as of December 31, 1996.

1990 Option Plan

          The Company maintained an option plan (the "1990 Option Plan") pursuant to which the Company was authorized to grant options covering a total of 100,000 shares of Common Stock. As of December 31, 1996, options covering a total of 23,750 shares of Common Stock were outstanding thereunder and no further options could be granted thereunder. All of such options expired in January 1997.

Exercise Program

          In connection with the options granted by the Company to its employees, the Board of Directors has approved a stock option exercise program (the "Exercise Program"). The Exercise Program permits all employees of the Company and its subsidiaries who are granted stock options (pursuant to either qualified or non-qualified plans) to finance the exercise of such options by causing the Company to issue the shares underlying such options upon receipt by the Company from the employee of a full-recourse demand note evidencing indebtedness to the Company in an amount equal to the exercise price. Such loans, which are secured by the underlying shares of Common Stock, are interest-free for one year from the date on which the employee exercises his option, after which interest accrues at the prime rate, which rate is changed monthly. The loans are repaid with a portion of the proceeds from the sale of the Common Stock to be received by the employees upon the exercise of their options.

          Pursuant to the Exercise Program, on April 21, 1994 Mr. Binder and Mr. Wood exercised options to purchase 37,500 shares of Common Stock and 10,000 shares of Common Stock, respectively, in exchange for which Mr. Binder and Mr. Wood executed notes payable to the Company in the amount of $203,000, and $71,600, respectively. In 1995, for the period in which no interest accrued to the Company (from January 1, 1995 through April 21, 1995), Mr. Binder and Mr. Wood received benefits of $5,469 and $1,929, respectively, under the Exercise Program, representing interest otherwise payable on such notes.

Employment Agreements and Compensation Arrangements

          The Company has entered into an Employment Agreement with Stanley S. Binder, the President and Chief Executive Officer of the Company (the "Employment Agreement"), pursuant to which Mr. Binder receives a current base salary of $171,000, subject to increases equal to percentage increases in the Consumer Price Index as well as increases authorized by the Company's Compensation Committee. The Employment Agreement provides that it will be automatically renewed each year, unless either party gives the other six months prior written notice of non-renewal. In addition, under the Employment Agreement Mr. Binder received an option to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share, which approximated market value at the time that the Employment Agreement was executed. In addition, Mr. Binder received a non-qualified option to purchase 25,000 shares of Common Stock at an exercise price of $8.00 per share, subject to anti-dilution provisions, which option became exercisable immediately as to all shares subject thereto. Such non-qualified option has been exercised by Mr. Binder pursuant to the Exercise Program. See "Certain Relationships and Related Transactions."


          The Company has entered into  employment  agreements with both Kenneth
S. Wood and Richard S. Rosenfeld which run for a term of one year from November 1, 1996, subject to automatic renewal unless either the employee or the Company gives the other party to the employment agreement 90 days' prior written notice of non-renewal. Pursuant to the employment agreements, Messrs. Wood and Rosenfeld receive annual base salaries of $111,815 and $96,000, respectively, subject to periodic increases at the discretion of the Board of Directors, and are entitled to participate in any cash bonus plan maintained by the Company. Both of the employment agreements provide, among other things, that, in the event of a termination of employment by the Company without cause, or a termination of employment by the employees in certain circumstances following a "change in control" of the Company, the employee will be entitled to receive severance benefits (payable in equal monthly installments) determined on a formula basis. Both of the employment agreements also contain certain confidentiality and non-competition provisions which continue in effect for a period of time following the termination of the employee's employment by the Company.

          The Company has entered into a consulting agreement with John J. Harte (the "Consulting Agreement") pursuant to which Mr. Harte is paid $2,000 per month for certain services rendered to the Company and its subsidiaries. The Consulting Agreement provides that it will be renewed automatically each year, unless either party gives the other six months' prior written notice of non-renewal. In addition, under the Consulting Agreement, Mr. Harte is entitled to participate in any grant of stock options to outside board members.


Compensation Committee Interlocks and Insider Participation

          The Company's Compensation Committee is comprised of Messrs. Abernathy, Harte and McGrath. During the year ended December 31, 1996, Mr. Harte was also the Vice President, Special Projects, of the Company. Messrs. Abernathy and McGrath were not officers or employees of the Company during 1996.


          Prior to December 1995, the Company controlled Barringer Laboratories Inc. ("Labco"). Until November 1996, Mr. Harte was the Chairman of the Board of Labco and Mr. Binder served as a director of Labco. In December 1995 the Company entered into a Stock Purchase Agreement with Labco (the "Stock Purchase Agreement") pursuant to which the Company sold to Labco 647,238 shares of Labco's common stock for an aggregate purchase price of $809,000. The purchase price consisted of the cancellation of all inter-company obligations and $300,000 in cash. Under the terms of the Stock Purchase Agreement, Labco retained an additional 88,260 shares of Labco common stock owned by the Company (the "Retained Shares") which were to be returned to the Company only if Labco met certain pre-tax earnings goals for 1996. All voting arrangements allowing the Company to vote shares of Labco common stock not owned by it were terminated and the Company agreed for a period of 24 months not to enter into any such voting arrangements. Under the Stock Purchase Agreement, Labco had the right to purchase the Company's remaining interest in Labco under certain circumstances prior to January 2, 1997 and the Company agreed to certain restrictions on the transferability of its remaining interest in Labco until such date. In October 1996, the Company and Labco entered into a Termination Agreement (the "Termination Agreement") pursuant to which Labco waived its right to acquire the Company's remaining interest in Labco and the transfer restrictions applicable thereto were terminated. Pursuant to the Termination Agreement, the Company agreed that for a period of three months it would sell its remaining interest in Labco (including shares issuable upon the exercise of certain warrants held by the Company) at a price of at least $1.6875 per share (the "Target Price") in a distribution in which it would not knowingly sell more than 75,000 shares to any one purchaser or group of related purchasers and further agreed to sell its shares of Labco common stock if it received an offer to acquire such shares at a price per share at least equal to the Target Price. In addition, the Company surrendered the Retained Shares to Labco and agreed that Mr. Binder and Mr. Harte would resign their positions with Labco upon the disposition by the Company of at least 250,000 of its remaining shares of Labco Common Stock. In November 1996, the Company sold its remaining shares of Labco common stock and Mr. Binder and Mr. Harte resigned as directors of Labco. Except as described herein, no executive officer of the Company and no member of the Compensation Committee is a member of any other business entity that has an executive officer that sits on the Company's Board or on the Compensation Committee. As directors of Labco, in January 1996 each of Messrs. Binder and Harte received options to purchase 10,000 shares of Labco common stock at an exercise price equal to the fair market value of the Labco common stock on the date of grant.


          Mr. Abernathy is currently the Executive Director of Patton Boggs, LLP, a Washington, D.C. law firm. During 1996, the Company retained Patton
Boggs, LLP to represent the Company in various matters and expects to retain such firm in 1997.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE



          Under Section 16(a) of the Exchange Act, the Company's directors, executive officers, and persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any changes in such ownership to the Securities and Exchange Commission. These persons also are required to furnish the Company with a copy of all Section 16(a) forms they file. The Company is obligated to disclose any failures to, on a timely basis, file such reports. To the Company's knowledge, based solely on a review of such reports and any amendments thereto which have been furnished to the Company, the Company has not identified any reports required to be filed during the year ended December 31, 1996 that were not filed in a timely manner.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of February 1, 1997, the number of shares of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock owned by (i) each executive officer named in the Summary Compensation Table, (ii) each director, (iii) all directors and executive officers as a group, and (iv) any person or entity known by the Company to own beneficially 5% or more of such securities. As of February 1, 1997, there were 5,371,602 shares of Common Stock, 60,165 shares of Class A Convertible Preferred Stock and

122,500 shares of Class B Convertible Preferred Stock  issued  and  outstanding.
As  of   that  date,  none  of the  officers  and directors owned shares of the
Company's Class A Convertible Preferred Stock or Class B Convertible Preferred Stock.




                                    Beneficial Ownership of    Class A Convertible      Class B Convertible
                                      Common Stock (1)(2)        Preferred Stock          Preferred Stock

     Name of Beneficial Owner       Number of    Percent     Number of    Percent of   Number of    Percent of
                                      Shares      of Class     Shares        Class       Shares        Class

Stanley S. Binder                   119,386(3)      2.2%          -            -            -            -
John H. Davies                       99,544(4)      1.8           -            -            -            -
John J. Harte                        54,940(5)      1.0           -            -            -            -
Richard D. Condon                    22,000(6)       *            -            -            -            -
John D. Abernathy                    23,954(7)       *            -            -            -            -
James C. McGrath                     22,000(8)       *            -            -            -            -
Kenneth S. Wood                      37,823(9)       *            -            -            -            -
Richard S. Rosenfeld                 34,411(10)      *            -            -
                                                                  -

All directors and executive
officers as a group consisting of     424,512       7.6           -            -            -            -
ten (10) persons

Austin W. Marxe                     1,026,822(11)   18.0          -            -            -            -
153 E. 53rd St.
NY, NY 10022

Perkins Capital Management, Inc.    721,159(12)     13.5
708 East Lake Street
Wayzata, MN 55391

John R. Purcell                        35,583        *            -            -         100,000       81.6
700 Canal Street
Stamford, CT 06902-5921
Ronald and Kathleen Hanna               7,795         *        21,549        35.8%          -            -
135 South Horizon Circle
Prescott, AZ 86303

Esther & Carlos Otto                    4,724         *        13,060        21.7%          -            -
5245 Fishing Bridge
Cheyenne, WY 82009

Max Gerber                              4,447         *           -            -         12,500        10.2
26 Broadway
New York, NY 10004-1776

Paul Spitzberg                          3,558         *           -            -         10,000         8.2
16 Whiteowl Road
Tenafly, NJ 07670
*Less than 1%


--------------------------

          (1) Assumes the exercise of all outstanding warrants for Common Stock, the the conversion of each outstanding share of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock into Common Stock and he exercise of all options exercisable within 60 days of February 1, 1997 for each person or entity.

          (2) Certain amounts shown are subject to adjustment in certain circumstances.


          (3) Includes 40,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 1, 1997 and 12,500 shares of Common Stock issuable upon exercise of warrants owned by Mr. Binder. Excludes 558,561 shares of Common Stock owned by Special Situations Fund III, L.P. ("SSF III") of which Mr. Binder is an independent general partner. Mr. Binder disclaims any beneficial interest in such shares.


          (4) Includes 28,312 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 1, 1997 and 12,500 shares of Common Stock issuable upon the exercise of warrants owned by Mr. Davies.

          (5) Includes 8,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 1, 1997 and 12,500 shares of Common Stock issuable upon the exercise of warrants owned by Mr. Harte.

          (6) Includes 8,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 1, 1997 and 8,750 shares of Common Stock issuable upon the exercise of warrants owned by Mr. Condon.

          (7) Includes 11,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 1, 1997 and 6,250 shares of Common Stock issuable upon the exercise of warrants owned by Mr. Abernathy.

          (8) Includes 8,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 1, 1997 and 8,750 shares of Common Stock issuable upon the exercise of warrants owned by Mr. McGrath.

          (9) Includes 24,187 shares of Common Stock issuable upon the exercise of options exercisable by Mr. Wood within 60 days of February 1, 1997.

          (10) Includes 20,375 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 1, 1997 and 5,000 shares of Common Stock issuable upon the exercise of warrants owned by Mr. Rosenfeld. Also includes 3,636 shares of Common Stock owned by Mr. Rosenfeld as custodian for a minor child.

          (11) Includes (i) 502,580 shares of Common Stock and 256,667 shares of Common Stock issuable upon the exercise of warrants owned by SSF III, and (ii) 174,242 shares of Common Stock and 93,333 shares of Common Stock issuable upon the exercise of warrants owned by Special Situations Cayman Fund, L.P. (the "Cayman Fund"). AWM Investment Company, Inc. ("AWM") is the sole general partner of the Cayman Fund and the sole general partner of MGP Advisors Limited ("MGP"), a general partner of SSF III. Mr. Marxe is the President and Chief Executive Officer of AWM and the principal limited partner of MGP. Accordingly, Mr. Marxe may be deemed to be the beneficial owner of all of the shares of Common Stock held by SSF III and the Cayman Fund. Mr. Binder is an independent general partner of SSF III. Mr. Binder disclaims beneficial ownership of all shares held by SSF III.

      (12) Consists of 421,159 shares of Common Stock owned by clients of Perkins Capital Management, Inc. ("Perkins Capital") and 300,000 shares of Common Stock held by The Perkins Opportunity Fund (the "Perkins Fund"), for which Perkins Capital acts as investment adviser. Perkins Capital disclaims any beneficial interest in the shares of Common Stock held by the Perkins Fund.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May 1995, the Company sold to SSF III, which is controlled by Mr. Marxe and of which Mr. Binder is an independent general partner with approximately .01% interest in such partnership, and to the Cayman Fund, an affiliate of SSF III (collectively with SSF III, "SSF"), an aggregate of 125 units at a purchase price of $6,000 per unit for an aggregate purchase price of $750,000. Each unit consisted of 2,500 shares of Common Stock and a five-year warrant to purchase 2,500 shares of Common Stock at $1.96 per share, subject to certain anti-dilution provisions. As an inducement to enter into the transaction and in lieu of a transaction fee, the Company also issued to SSF warrants, exercisable for three years, to purchase an aggregate of 37,500 shares of Common Stock at $1.96 per share, subject to certain anti-dilution provisions. In addition, in June 1995, the Company sold 22 units to certain officers and directors of the Company for an aggregate purchase price of $132,000. Such units were identical to those sold to SSF.


         In July 1996, the Company sold to SSF $450,000 in principal amount of the Company's 6% Subordinated Convertible Debentures due 1997 (the "Debentures"). The Debentures bore interest at the rate of 6% per annum, were convertible into shares of Common Stock at a conversion rate of $2.75 and, pursuant to their terms, matured 30 days after the consummation of the Company's November 1996 public offering, unless converted prior thereto. Certain officers and directors of the Company purchased an additional $100,000 in aggregate principal amount of the Debentures. All of the Debentures were converted into shares of Common Stock in December 1996.

                                  PROPOSAL TWO

                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


          The Board of Directors believes that it is advisable to amend Article FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 7,000,000 to 20,000,000 shares. Accordingly, in March 1997, the Board of Directors adopted a resolution approving an amendment to the first paragraph of Article FOURTH of the Company's Certificate of Incorporation and directing that the amendment be presented to the stockholders at the Annual Meeting for their approval. Such amendment would change only the number of authorized shares of Common Stock. If approved by the stockholders, Section 1 of Article FOURTH would read in its entirety as follows:



         Section 1. Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, having a par value of $.01 per share ("Common Stock"), 1,000,000 shares of Convertible Preferred Stock, having a par value of $1.25 per share ("Convertible Preferred Stock"), and 4,000,000 shares of Preferred Stock, having a par value of $2.00 per share ("Preferred Stock").

          As of the close of business on February 1, 1997, of the 7,000,000 shares of Common Stock presently authorized by the Certificate of Incorporation, 5,371,602 shares were issued and outstanding, 21,764 shares were reserved for issuance upon the conversion of the Class A Convertible Preferred Stock, 43,590 shares were reserved for issuance upon the conversion of the Class B Preferred Stock, 1,023,228 shares were reserved for issuance upon the exercise or conversion of outstanding securities of the Company, and 448,750 shares were reserved for issuance upon the exercise of outstanding stock options and warrants granted to officers and directors of the Company. If the proposal to adopt the Stock Compensation Program is adopted, an additional 600,000 shares of Common Stock would be reserved for issuance pursuant thereto. Accordingly, if all of the reserved shares were issued, the outstanding shares of Common Stock would exceed the number presently authorized.


         The Board of Directors has concluded that the Company's authorized Common Stock should be increased, not only to meet the Company's present contractual commitments to reserve sufficient authorized but unissued shares of Common Stock for issuance, but also to allow the Company to react quickly to market changes and opportunities. Although the Company has no present agreements or commitments to issue additional shares of Common Stock (except pursuant to the terms of the Company's outstanding securities, as described above), an increase in the number of authorized shares of Common Stock would provide the Company the necessary flexibility to pursue potential financing, acquisition and merger opportunities, and other potential corporate opportunities, without incurring the expense and delay of holding a special stockholders meeting to authorize the issuance of additional shares of Common Stock. If the proposed amendment is approved by stockholders, no further action or authorization by the Company's stockholders would be necessary prior to the issuance of additional shares, except as may be provided by applicable law, regulatory agencies or by the rules of any stock exchange or national securities association on which the Company's securities may then be listed or included for trading. For instance, under the requirements of The NASDAQ Stock Market
National Market System, in which the Common Stock is currently included, stockholder approval is required in connection with the establishment of a stock option plan and in connection with an acquisition in which Common Stock would be issued representing 20% or more of the outstanding Common Stock prior to such issuance.

          The additional shares which would be authorized for issuance if the proposed amendment is approved by the stockholders would be identical to the shares of Common Stock now authorized and outstanding. The Company's Common Stock has no conversion, pre-emptive or other subscription rights and is not redeemable.

          The proposed increase in the number of authorized shares of Common Stock is not intended to prevent or impede a change in control of the Company. Further, the Company is not aware of any current effort to acquire control of the Company. However, the issuance of additional shares of Common Stock could be used to inhibit, or make more costly, an attempt to acquire control of the Company. For instance, the issuance of additional shares of Common Stock could have the effect of diluting earnings and book value per share, and could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, including upon issuance under a stockholder rights plan or "poison pill." In addition, shares could be sold to purchasers who might oppose a specific attempt to gain control of the Company.

          If the proposed amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the provisions of the Delaware General Corporation Law.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.


                                 PROPOSAL THREE

                   APPROVAL OF THE BARRINGER TECHNOLOGIES INC.
                         1997 STOCK COMPENSATION PROGRAM

          In February 1997, the Board of Directors adopted, subject to stockholder approval, the Barringer Technologies Inc. 1997 Stock Compensation Program (the "Stock Compensation Program") in order to promote the interests of the Company, its direct and indirect present and future subsidiaries and its stockholders by providing eligible persons with the opportunity to acquire a proprietary interest, or to increase their proprietary interest, in the Company as an incentive to remain in the service of the Company. At the Annual Meeting, the stockholders will be asked to consider and vote on the adoption of the Stock Compensation Program. The following is a description of certain of the terms and conditions of the Stock Compensation Program. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Compensation Program attached hereto as Annex A.

          The Stock Compensation Program authorizes the granting of incentive stock options, non-qualified supplementary options, stock appreciation rights, performance shares and stock bonus awards to employees and consultants of the Company and its subsidiaries (approximately 90 in total), including those employees serving as officers or directors of the Company (the "Employee Plans"). The Stock Compensation Program also authorizes automatic option grants to directors who are not otherwise employed by the Company (the "Independent Director Plan"). 600,000 shares of Common Stock will be reserved for issuance in connection with the Stock Compensation Program of which up to 500,000 shares may be issued under the Employee Plans and up to 100,000 shares may be issued under the Independent Director Plan. In the event that an option or award granted under the Stock Compensation Program expires, is terminated or forfeited or certain performance objectives with respect thereto are not met prior to exercise or vesting, then the number of shares of Common Stock covered thereby will again become eligible for grant under the Stock Compensation Program. The Company will receive no consideration for grants of options or awards under the Stock Compensation Program.


          The Stock Compensation Program will be administered by the Executive Compensation Committee (the "Administrator") which is comprised of directors who are "non-employee directors" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so long as the Stock Compensation Program continues to be governed by the provisions of such Rule. Subject to applicable law and the terms of the Stock Compensation Program, the Administrator will have the authority to grant options and awards under the Stock Compensation Program, including to determine the terms and conditions of each individual grant, to interpret and administer the provisions of the Stock Compensation Program, to adopt, amend and rescind rules and regulations pertaining to the administration of the Stock Compensation Program and to make all determinations relative thereto. Notwithstanding the foregoing, the Independent Director Plan has been designed to be "self-executing" in that options are granted automatically every year. Further, the Administrator will have only certain limited responsibilities under the Independent Director Plan.



          Options and awards granted under the Stock Compensation Program may have an exercise or payment price as established by the Administrator; provided that the exercise price of incentive stock options granted under the Employee Plans may not be less than the fair market value of the underlying shares on the date of grant. Options granted under the Independent Director Plan must have an exercise price equal to the fair market value of the underlying shares on the date of grant. Upon exercise or payment of an option or award under the Stock Compensation Program, the participant will be required to provide the payment price in full, in cash or in shares of the Company's securities valued at fair market value on the date of the exercise of the option or award. The Stock Compensation Program does provide for the "cashless exercise" of options granted thereunder pursuant to which recipients of options may use the proceeds from the sale of shares of Common Stock received upon the exercise of options to pay the exercise price therefor. In connection with any exercise of options or awards, the Company will have the right to collect or withhold from any payments under the Stock Compensation Program all taxes required to be withheld under applicable law. Under the Exercise Program, all employees of the Company and its subsidiaries who are granted options may finance the exercise of such options. See "Proposal One -- Election of Directors - Exercise Program."



          Unless otherwise provided at the date of grant, no option or award may vest within one year of the date of grant and no option or award may be exercised more than ten years from the date of grant. Options granted under the Independent Director Plan will vest one year following the date of grant and will expire if not exercised on or before the fifth anniversary thereof. Unless otherwise specified by the Administrator, options and awards (other than pursuant to the Independent Director Plan) will vest in four equal installments on the first, second, third and fourth anniversaries of the date of grant. The Administrator may accelerate the vesting of any option or award granted under the Stock Compensation Program, including upon the occurrence of a "Change in Control Event" (as defined in the Stock Compensation Program). Options granted under the Independent Director Plan will automatically vest upon the occurrence of a "Change in Control Event."

         Options and awards granted under the Stock Compensation Program will be nontransferable, except by will or by the laws of descent and distribution. However, the Administrator may permit the recipient of a non-incentive stock option granted under the Employee Plans and options granted under the Independent Director Plan to transfer the option to a family member or a trust created for the benefit of family members. During the lifetime of a participant, an option may be exercised only by the participant or a permitted transferee. In the event that a participant's employment or service terminates as a result of death, all vested awards will be paid to the participant's estate by the Company and the participant's estate or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of death. If the participant's employment or service terminates as a result of retirement or a "disability" (as set forth in the Stock Compensation Program), all vested awards will be paid to the participant by the Company and the participant or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of termination. If the participant's employment or service terminates for cause, all options and awards will automatically expire upon termination. If the participant's employment or service terminates other than as a result of death, disability, retirement or termination for cause, the participant will have the right to collect on vested awards immediately and the participant or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or awards or thirty days from the date of termination, subject to extension at the discretion of the Administrator, or three months from the date of termination in the case of options granted pursuant to the Independent Director Plan. In all cases, any unvested options or awards will terminate as of the date of termination of employment or service.

         The   Administrator  may  amend  or  revise  the  terms  of  the  Stock
Compensation Program from time to time; however no such amendment or revision may alter or impair an option or award without the consent of the holder thereof and no amendment may be made without stockholder approval if such approval is required pursuant to applicable law. The Stock Compensation Program will terminate on February 28, 2007, unless earlier terminated by the Board of Directors. No options or awards may be granted under the Stock Compensation
Program after its termination; however, termination of the Stock Compensation Program will not affect the status of any option or award outstanding on the date of termination.

         Subject to certain exceptions not discussed herein, neither the Company nor the participant will recognize taxable income or loss upon the grant of non-qualified supplementary options, stock appreciation rights or performance shares, or upon the issuance of any stock bonuses under the Stock Compensation Program. In general, the participant will recognize ordinary income upon exercise of a non-qualified supplementary option or stock appreciation right, payment of performance shares, or lapse of forfeiture restrictions on any stock bonus. The amount of income recognized generally will equal the difference between (i) the fair market value of the underlying shares of Common Stock on the date of the exercise or payment plus the amount of cash and other consideration, if any, received by the participant and (ii) the exercise or payment price, if any. The Company generally will receive a corresponding tax deduction equal to the amount includable in the participant's income.

         In addition, neither the Company nor the participant will recognize taxable income or loss upon the grant or exercise of incentive stock options, although there may be alternative minimum tax consequences to the participant upon exercise. Upon subsequent disposition of the shares of Common Stock covered by incentive stock options, the participant generally will recognize either capital gain or loss or ordinary income, depending on whether certain holding period requirements are satisfied. The Company generally will be entitled to a tax deduction if the participant recognizes ordinary income.

         Subject to stockholder approval of the Stock Compensation Program, incentive stock options exercisable for an aggregate of 135,500 shares of Common Stock were granted under the Employee Plans to 13 employees on February 28, 1997. These options expire ten years after the date of grant and have an exercise price, subject to adjustment, of $9.375 per share. Such options are exercisable annually in one-quarter increments beginning with the first anniversary of the date of grant. The following is a list of such grants to the executives named in the Summary Compensation Table above:

          Name                                                 Number of Shares
                                                              Subject to Option

        Stanley S. Binder                                            37,500
        John H. Davies                                               25,000
        Kenneth S. Wood                                              22,500
        Richard S. Rosenfeld                                         19,500

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL THREE.


                                  PROPOSAL FOUR

                            RATIFICATION OF AUDITORS

          The Board of Directors has appointed BDO Seidman, LLP as the Company's independent public accountants for the year ending December 31, 1997. BDO Seidman, LLP has served as the Company's independent accountants since 1989. Although the appointment of independent public accountants is not required to be approved by stockholders, the Board of Directors believes stockholders should participate in the selection of the Company's independent public accountants. Accordingly, the stockholders will be asked at the Annual Meeting to ratify the Board's appointment of BDO Seidman, LLP as the Company's independent public accountants for the year ending December 31, 1997. Representatives of BDO Seidman, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FOUR.

                              STOCKHOLDER PROPOSALS

          Any proposal intended to be presented by a stockholder at the 1998 Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on December 5, 1997 to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting. Any proposal should be addressed to Secretary, Barringer Technologies Inc., 219 South Street, Murray Hill New Jersey 07974 and should be sent by certified mail, return receipt requested.


                                  OTHER MATTERS


          The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice of Meeting, to be presented at the Annual Meeting for action by the stockholders. However, if any other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.


                                 By Order of the Board of Directors


                                 /s/Kenneth S. Wood
                                 _________________________________
                                 Kenneth S. Wood,
                                 Vice President and Secretary

April 4, 1997

          A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                                                       ANNEX A


                           BARRINGER TECHNOLOGIES INC.

                         1997 STOCK COMPENSATION PROGRAM


          A. Purposes. This Barringer Technologies Inc. 1997 Stock Compensation Program (the "Program") is intended to promote the interests of Barringer Technologies Inc. (the "Company"), its direct and indirect present and future subsidiaries (the "Subsidiaries"), and its stockholders, by providing eligible persons with the opportunity to acquire a proprietary interest, or to increase their proprietary interest, in the Company as an incentive to remain in the service of the Company.

          B. Elements of the Program. In order to maintain flexibility in the award of benefits, the Program is comprised of six parts -- the Incentive Stock Option Plan ("Incentive Plan"), the Supplemental Stock Option Plan ("Supplemental Plan"), the Stock Appreciation Rights Plan ("SAR Plan"), the Performance Share Plan ("Performance Share Plan"), the Stock Bonus Plan ("Stock Bonus Plan") and the Independent Director Plan (the "Independent Director Plan"). Copies of the Incentive Plan, Supplemental Plan, SAR Plan, Performance Share Plan, Stock Bonus Plan and Independent Director Plan are attached hereto as Parts I, II, III, IV, V, and VI, respectively, and are collectively referred to herein as the "Plans." The grant of an option, stock appreciation right, performance share, or stock bonus under one of the Plans shall not be construed to prohibit the grant of an option, stock appreciation right, performance share, or stock bonus under any of the other Plans.

          C. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below under the heading "General Provisions of Stock Compensation Program."

                GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

          Article 1. Administration. The Program shall be administered by the Board of Directors of the Company (the "Board of Directors") or any duly created committee appointed by the Board of Directors and charged with administration of the Program. The Board of Directors, or any duly appointed committee, when acting to administer the Program, is referred to as the "Program Administrator." Any action of the Program Administrator shall be taken by majority vote at a meeting or by unanimous written consent of all members without a meeting. No Program Administrator or member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Program or with respect to any option, stock appreciation right, performance share, or stock bonus granted thereunder. Notwithstanding any other provision of the Program, administration of the Independent Director Plan, set forth as Part VI of this Program, shall be self-executing in accordance with the terms of the Independent Director Plan, and no Program Administrator shall exercise any discretionary functions with respect to option grants made under such Independent Director Plan.

          Article 2. Authority of Program Administrator. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrator shall have the authority: (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to prescribe, amend, and rescind rules and regulations relating to the Program; (d) to determine to whom options, stock appreciation rights, performance shares, and stock bonuses shall be granted under the Program; (e) to determine the time or times at which options, stock appreciation rights, performance shares, or stock bonuses shall be granted under the Program; (f) to determine the number of shares subject to any discretionary option or stock appreciation right under the Program and the number of shares to be awarded as performance shares or stock bonuses under the Program, as well as the option price and the duration of each option, stock appreciation right, performance share and stock bonus, and any other terms and conditions of options, stock appreciation rights, performance shares, and stock bonuses; and (g) to make any other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations and interpretations made by the Program Administrator shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs, and beneficiaries.


          Article 3. Maximum Number of Shares Subject to the Program. The maximum aggregate number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), available pursuant to the Program, subject to adjustment as provided in Article 6 hereof, shall be 600,000 shares of Common Stock. Up to 500,000 of such shares may be issued under any Plan that is part of the Program other than the Independent Director Plan. Up to 100,000 shares may be issued under the Independent Director Plan. If any of the options or stock appreciation rights granted under the Program expire or terminate for any reason before they have been exercised in full, the unissued shares subject to those expired or terminated options and/or stock appreciation rights shall again be available for the purposes of the Program. If the performance objectives associated with the grant of any performance shares are not achieved within the specified performance objective period, or if the performance share grant terminates for any reason before the performance objective date arrives, the shares of Common Stock associated with such performance shares shall again be available for the purposes of the Program. If any stock provided to a recipient as a stock bonus is forfeited, the shares of Common Stock so forfeited shall again be available for purposes of the Program. Any shares of Common Stock delivered pursuant to the Program may consist, in whole or in part, of newly issued shares or treasury shares.

          Article 4. Eligibility and Participation. All employees of the Company and the Subsidiaries, whether or not officers or directors of the Company or the Subsidiaries, all consultants of the Company and the Subsidiaries, whether or not directors of the Company or the Subsidiaries, and all non-employee directors of the Company shall be eligible to participate in the Program; provided, however, that (i) only employees of the Company or the Subsidiaries may participate in the Incentive Plan, and (ii) only Independent Directors (as defined in the Independent Director Plan) may participate in the Independent Director Plan. The term "employee" shall include any person who has agreed to become an employee and the term "consultant" shall include any person who has agreed to become a consultant.

          Article 5. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors and the stockholders of the Company; provided, however, that awards may be granted under the Program prior to obtaining stockholder approval of the Program so long as such awards are contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of ten years from the date the Program is adopted by the Board of Directors unless sooner terminated by the Board of Directors.

          Article 6. Adjustments. Subject to the provisions of Articles 18 and 19, in the event that the outstanding shares of Common Stock of the Company are hereafter increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made by the Program Administrator in the maximum number and kind of shares as to which options, stock appreciation rights, and performance shares may be granted under the Program. A corresponding adjustment changing the number or kind of shares allocated to unexercised options, stock appreciation rights, performance shares and stock bonuses or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options and stock appreciation rights shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option or stock appreciation right but with a corresponding adjustment in the price for each share or other unit of any security covered by the option or stock appreciation right. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

          Article 7. Termination and Amendment of Program. No options, stock appreciation rights, performance shares or stock bonuses shall be granted under the Program after the termination of the Program. The Program Administrator may at any time amend or revise the terms of the Program or of any outstanding option, stock appreciation right, performance share or stock bonus issued under the Program, provided, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or other applicable law or regulation shall be obtained prior to the effectiveness of any such amendment or revision. No amendment, suspension or termination of the Program or of any outstanding option, stock appreciation right, performance share or stock bonus shall, without the consent of the person who has received an option, stock appreciation right, performance share or stock bonus, impair any of that person's rights or obligations under any option, stock appreciation right, performance share or stock bonus granted under the Program prior to such amendment, suspension or termination without that person's written consent.

          Article 8. Privileges of Stock Ownership Notwithstanding the exercise of any options granted pursuant to the terms of the Program or the achievement of any performance objective specified in any performance share granted pursuant to the terms of the Program, no person shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option or achievement of his or her performance objective until certificates representing the shares have been issued and delivered. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which any stock certificate is issued pursuant to the Program.

          Article 9. Reservation of Shares of Common Stock. The Company, during the term of the Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program.

          Article 10. Tax Withholding. The exercise of any option, stock appreciation right or performance share, and the grant of any stock bonus under the Program, are subject to the condition that, if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in such event, the exercise of the option, stock appreciation right or performance share or the grant of such stock bonus or the elimination of the risk of forfeiture relating thereto shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

          Article 11. Employment; Service as Director or Consultant. Nothing in the Program gives to any person any right to continued employment by or service as a director of or consultant to the Company or the Subsidiaries or limits in any way the right of the Company, the Subsidiaries or the Company's stockholders at any time to terminate or alter the terms of that employment or service.

          Article 12. Investment Letter; Restrictions or Obligation of the Company to Issue Securities; Restrictive Legend. Any person acquiring Common Stock or other securities of the Company pursuant to the Program, as a condition precedent to receiving the shares of Common Stock or other securities, may be required by the Program Administrator to submit a letter to the Company stating that the shares of Common Stock or other securities are being acquired for investment and not with a view to the distribution thereof. The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the Program unless, on the date of sale and issuance thereof, the shares of Common Stock or other securities are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or exempt from registration thereunder. All shares of Common Stock and other securities issued pursuant to the Program shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

          Article 13. Covenant Against Competition. The Program Administrator shall have the right to condition the award to an employee of any option, stock appreciation right, performance share, or stock bonus under the Program upon the recipient's execution and delivery to the Company of an agreement not to compete with the Company during the recipient's employment and for such period thereafter as shall be determined by the Program Administrator. Such covenant against competition shall be in a form satisfactory to the Program Administrator.

          Article 14. Rights Upon Termination. If a recipient of an award under the Program ceases to be a director of the Company or to be employed by or to provide consulting services to the Company or any Subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), as the case may be, for any reason other than death or disability, then, unless any other provision of the Program provides for earlier termination:

                  (a) subject to Article 21, all options or stock appreciation rights (other than Naked Rights) shall terminate immediately in the event the recipient's service or employment is terminated for cause and in all other circumstances may be exercised, to the extent exercisable on the date of termination, until (i) three months after the date of termination in the case of grants under the Independent Director Plan, and (ii) 30 days after the date of termination in all other cases; provided, however, that the Program Administrator may, in its discretion, allow such options or stock appreciation rights (other than Naked Rights) to be exercised (to the extent exercisable on the date of termination) at any time within three months after the date of termination;

                  (b) subject to Section 5(b) of the SAR Plan, all Naked Rights not payable on the date of termination of employment shall terminate immediately;

                  (c) all performance share awards shall terminate immediately unless the performance objectives have been achieved and the performance objective period has expired; and

                  (d) all stock bonuses which are subject to forfeiture shall be forfeited as of the date of termination.

          Article 15. Rights Upon Disability. If a recipient becomes disabled, within the meaning of Section 22(e)(3) of the Code, while serving as a director of the Company or while employed by or rendering consulting services to the Company or any Subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), as the case may be, then, unless any other provision of the Program provides for earlier termination:

                  (a) subject to Article 21, all options or stock appreciation rights (other than Naked Rights) may be exercised, to the extent exercisable on the date of termination, at any time within one year after the date of termination due to disability;

                  (b) all Naked Rights shall be fully paid by the Company as of the date of disability;

                  (c) all performance share awards for which all performance objectives have been achieved (other than continued employment or service on the Vesting Date) shall be paid in full by the Company; all other performance shares shall terminate immediately; and

                  (d) all stock bonuses which are subject to forfeiture shall be forfeited as of the date of disability.

          Article 16. Rights Upon Death of Recipient. If a recipient dies while serving as a director of the Company or while employed by or rendering consulting services to the Company or any Subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), as the case may be, then, unless any other provision of the Program provides for earlier termination:

                  (a) subject to Article 21, all options or stock appreciation rights (other than Naked Rights) may be exercised by the person or persons to whom the recipient's rights shall pass by will or by the laws of descent and distribution, to the extent exercisable on the date of death, at any time within one year after the date of death, unless any other provision of the Program provides for earlier termination;

                  (b) all Naked Rights shall be fully paid by the Company as of the date of death;

                  (c) all performance share awards for which all performance objectives have been achieved (other than continued employment or service on the Vesting Date) shall be paid in full by the Company; all other performance share awards shall terminate immediately; and

                  (d) all stock bonuses which are subject to forfeiture shall be forfeited as of the date of death.

          Article 17. Transferability. Options and stock appreciation rights granted under the Program may not be sold, pledged, assigned or transferred in any manner by the recipient otherwise than by will or by the laws of descent and distribution and shall be exercisable (a) during the recipient's lifetime only by the recipient and (b) after the recipient's death only by the recipient's executor, administrator or personal representative, provided, however that (i) the Program Administrator may permit the recipient of a non-incentive stock option under the Supplemental Plan to transfer the option to a family member or a trust created for the benefit of family members and (ii) recipients of options under the Independent Director Plan may transfer such options to a family member or a trust created for the benefit of family members. In the case of such a transfer, the transferee's rights and obligations with respect to the option shall be determined by reference to the recipient and the recipient's rights and obligations with respect to the option had no transfer been made. The recipient shall remain obligated pursuant to Articles 10 and 12 hereunder if required by applicable law. Common Stock which represents either performance shares prior to the satisfaction of the stated performance objectives and the expiration of the stated performance objective periods or stock bonus shares prior to the time that they are no longer subject to risk of forfeiture may not be sold, pledged, assigned or transferred in any manner.

          Article 18 Change in Control. All options granted pursuant to the Independent Director Plan shall become immediately exercisable upon the occurrence of a Change in Control Event. With respect to other awards, the Program Administrator shall have the authority to provide, either at the time any option, stock appreciation right, performance share or stock bonus is granted or thereafter, that an option or stock appreciation right shall become fully exercisable upon the occurrence of a Change in Control Event or that all restrictions, performance objectives, performance objective periods and risks of forfeiture pertaining to a performance share or stock bonus award shall lapse upon the occurrence of a Change in Control Event. As used in the Program, a "Change in Control Event" shall be deemed to have occurred if:

                  (a) any person, firm or corporation acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and, immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company;

                  (b) the individuals who (i) as of the effective date of the Program constitute the Board of Directors (the "Original Directors"),
         (ii) thereafter are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors"), or (iii) are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board of Directors;

                  (c) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company or the Company shall consummate any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in holders of outstanding voting securities of the Company immediately prior to the transaction having Beneficial Ownership of at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

                  (d) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more in value of the total assets of the Company).

          Article 19. Mandatory Exercise. Upon the occurrence of or in anticipation of a contemplated Change in Control Event, the Company may give a holder of an option or stock appreciation right written notice requiring such person either (a) to exercise within a period of time established by the Company after receipt of the notice each option and stock appreciation right to the fullest extent exercisable at the end of that period, or (b) to surrender such option or stock appreciation right or any unexercised portion thereof. Any portion of such option or stock appreciation right which shall not have been exercised in accordance with the provisions of the Program by the end of such period shall automatically lapse irrevocably and the holder shall have no further rights thereunder.

          Article 20. Method of Exercise. Any holder of an option may exercise his or her option from time to time by giving written notice thereof to the Company at its principal office, together with payment in full for the shares of Common Stock to be purchased. The date of such exercise shall be the date on which the Company receives such notice. Such notice shall state the number of shares to be purchased. The purchase price of any shares purchased upon the exercise of any option granted pursuant to the Program shall be paid in full at the time of exercise of the option by certified or bank cashier's check payable to the order of the Company or, if permitted by the Program Administrator, by shares of Common Stock which have been held by the optionee for at least six months, or by a combination of checks and such shares of Common Stock. The Program Administrator may, in its sole discretion, permit an optionee to make "cashless exercise" arrangements, to the extent permitted by applicable law, and may require optionees to utilize the services of a single broker selected by the Program Administrator in connection with any cashless exercise. No option may be exercised for a fraction of a share of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their then Fair Market Value as determined by the Program Administrator in accordance with Section 4 of the Incentive Plan.

          Article 21. Limitation. Notwithstanding any other provision of the Program, (a) no option may be granted pursuant to the Program more than ten years after the date on which the Program was adopted by the Board of Directors, and (b) any option granted under the Program shall, by its terms, not be exercisable more than ten years after the date of grant; provided, however, that any option granted under the Independent Director Plan shall, by its terms, not be exercisable more than five years after the date of grant.

          Article 22. Sunday or Holiday. In the event that the time for the performance of any action or the giving of any notice is called for under the Program within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next day following such Sunday or legal holiday which is not a Sunday or legal holiday.

          Article 23. Governing Law. The Program shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                     PLAN I

                           BARRINGER TECHNOLOGIES INC.

                           INCENTIVE STOCK OPTION PLAN


          Section 1. General. This Barringer Technologies Inc. Incentive Stock Option Plan ("Incentive Plan") is Part I of the Company's Program. The Company intends that options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as "incentive stock options" within the meaning of Section 422 of the Code. Unless any provision herein indicates to the contrary, the Incentive Plan shall be subject to the General Provisions of the Program.

          Section 2. Terms and Conditions. The Program Administrator may grant incentive stock options to any person eligible under Article 4 of the General Provisions. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrator shall, in its discretion, determine, as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

          Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrator, but in no event shall any option granted under the Incentive Plan expire later than ten years from the date on which the option is granted. Notwithstanding the foregoing, any option granted under the Incentive Plan to any person who owns more than 10% of the combined voting power of all classes of stock of the Company or a Subsidiary shall expire no later than five years from the date on which the option is granted.

          Section 4. Purchase Price. The option price with respect to any option granted pursuant to the Incentive Plan shall not be less than the Fair Market Value of the shares on the date of the grant of the option; except that the option price with respect to any option granted pursuant to the Incentive Plan to any person who owns more than 10% of the combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of the shares on the date the option is granted. "Fair Market Value" shall mean the fair market value of the Common Stock on the date of grant or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Program Administrator in accordance with generally accepted valuation principles and such other factors as the Program Administrator reasonably deems relevant.

          Section 5. Maximum Amount of Options in Any Calendar Year. The aggregate Fair Market Value of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under the terms of the Incentive Plan and all incentive stock option plans of the Company and the Subsidiaries) shall not exceed $100,000.

          Section 6. Exercise of Options. Unless otherwise provided by the Program Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to Article 18 of the General Provisions of the Program or otherwise by the Program Administrator with respect to any one or more previously granted options, options may only be exercised to the following extent during the following periods of employment:

                                                      Maximum Percentage of
                                                         Shares Covered by
                  Period Following                      Option Which May be
                    Date of Grant                            Purchased

       Less than 12 months                                       0%
       12 months or more and less than 24 months                25%
       24 months or more and less than 36 months                50%
       36 months or more and less than 48 months                75%
       48 months or more                                       100%

                                     PLAN II

                           BARRINGER TECHNOLOGIES INC.

                         SUPPLEMENTAL STOCK OPTION PLAN

          Section 1. General. This Barringer Technologies Inc. Supplemental Stock Option Plan ("Supplemental Plan") is Part II of the Company's Program. Any option granted pursuant to the Supplemental Plan shall not be an incentive stock option as defined in Section 422 of the Code. Unless any provision herein indicates to the contrary, this Supplemental Plan shall be subject to the General Provisions of the Program.

          Section 2. Terms and Conditions. The Program Administrator may grant supplemental stock options to any person eligible under Article 4 of the General Provisions. The terms and conditions of options granted under the Supplemental Plan may differ from one another as the Program Administrator shall, in its discretion, determine, as long as all options granted under the Supplemental Plan satisfy the requirements of the Supplemental Plan.

          Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Supplemental Plan shall expire on the date determined by the Program Administrator, but in no event shall any option granted under the Supplemental Plan expire later than ten years from the date on which the option is granted.

          Section 4. Purchase Price. The option price with respect to any option granted pursuant to the Supplemental Plan shall be determined by the Program Administrator at the time of grant.

          Section 5. Exercise of Options. Unless otherwise provided by the Program Administrator at the time of grant, or unless the installment provisions set forth herein are subsequently accelerated pursuant to Article 18 of the General Provisions of the Program or otherwise by the Program Administrator, with respect to any one or more previously granted options, options may only be exercised to the following extent during the following periods of employment or service:


                                                        Maximum Percentage of
                                                        Shares Covered by
               Period Following                         Option Which May be
                 Date of Grant                              Purchased

         Less than 12 months                                   0%
         12 months or more and less than 24 months            25%
         24 months or more and less than 36 months            50%
         36 months or more and less than 48 months            75%
         48 months or more                                   100%

                                    PLAN III

                           BARRINGER TECHNOLOGIES INC.

                         STOCK APPRECIATION RIGHTS PLAN


          Section  1.  General.   This   Barringer   Technologies   Inc.   Stock
Appreciation Rights Plan ("SAR Plan") is Part III of the Company's Program.

          Section 2. Terms and Conditions. The Program Administrator may grant stock appreciation rights to any person eligible under Article 4 of the General Provisions. Stock appreciation rights may be granted either in tandem with incentive stock options or supplemental stock options as described in Section 4 of the SAR Plan, or as naked stock appreciation rights as described in Section 5 of the SAR Plan.

          Section 3. Mode of Payment. At the discretion of the Program Administrator, payments to recipients upon exercise of stock appreciation rights may be made in (a) cash by bank check, (b) shares of Common Stock having a Fair Market Value (determined in the manner provided in Section 4 of the Incentive
Plan) equal to the amount of the payment, (c) a note in the amount of the payment containing such terms as are approved by the Program Administrator, or
(d) any combination of the foregoing in an aggregate amount equal to the amount of the payment.

          Section 4. Stock Appreciation Rights in Tandem with Incentive or Supplemental Stock Options. A SAR granted in tandem with an incentive stock option or a supplemental stock option (each, an "Option") shall be on the following terms and conditions:

                  (a) Each SAR shall relate to a specific Option or portion of an Option granted under the Incentive Plan or the Supplemental Plan, as the case may be, and may be granted by the Program Administrator at the same time that the Option is granted or at any time thereafter prior to the last day on which the Option may be exercised.

                  (b) A SAR shall entitle a recipient, upon surrender of the unexpired related Option, or a portion thereof, to receive from the Company an amount equal to the excess of (i) the Fair Market Value (determined in accordance with Section 4 of the Incentive Plan) of the shares of Common Stock which the recipient would have been entitled to purchase on that date pursuant to the portion of the Option surrendered, over (ii) the amount which the recipient would have been required to pay to purchase such shares upon exercise of such Option.

                  (c) A SAR shall be exercisable only for the same number of shares of Common Stock, and only at the same times, as the Option to which it relates. SARs shall be subject to such other terms and conditions as the Program Administrator may specify.

                  (d) A SAR shall lapse at such time as the related Option is exercised or lapses pursuant to the terms of the Program. On exercise of the SAR, the related Option shall lapse as to the number of shares exercised.

          Section 5. Naked Stock Appreciation Rights. SARs granted by the Program Administrator as naked stock appreciation rights ("Naked Rights") shall be subject to the following terms and conditions:

                  (a) The Program Administrator may award Naked Rights to recipients for periods not exceeding ten years. Each Naked Right shall represent the right to receive the excess of (i) the Fair Market Value of one share of Common Stock (determined in accordance with Section 4 of the Incentive Plan) on the date of exercise of the Naked Right, over
         (ii) the Fair Market Value of one share of Common

         Stock (determined in accordance with Section 4 of the Incentive Plan) on the date the Naked Right was awarded to the recipient.

                  (b) Unless otherwise provided by the Program Administrator at the time of award or unless the installment provisions set forth herein are subsequently accelerated pursuant to Article 18 of the General Provisions of the Program or otherwise by the Program Administrator with respect to any one or more previously granted Naked Rights, Naked Rights may only be exercised to the following extent during the following periods of employment or service:


                                                         Maximum Percentage
                                                                 of
               Period Following                           Naked Rights Which
                Date of Grant                              May be Purchased

         Less than 12 months                                      0%
         12 months or more and less than 24 months               25%
         24 months or more and less than 36 months               50%
         36 months or more and less than 48 months               75%
         48 months or more                                      100%



          (c) The Naked Rights solely measure and determine the amounts to be paid to recipients upon exercise as provided in Section 5(a). Naked Rights do not represent Common Stock or any right to receive Common Stock. The Company shall not hold in trust or otherwise segregate amounts which may become payable to recipients of Naked Rights; such funds shall be part of the general funds of the Company. Naked Rights shall constitute an unfunded contingent promise to make future payments to the recipient.

                                     PLAN IV

                           BARRINGER TECHNOLOGIES INC.

                             PERFORMANCE SHARE PLAN

          Section 1. General. This Barringer Technologies Inc. Performance Share Plan ("Performance Share Plan") is Part IV of the Company's Program. Unless any provision herein indicates to the contrary, the Performance Share Plan shall be subject to the General Provisions of the Program.

          Section 2. Terms and Conditions. The Program Administrator may grant performance shares to any person eligible under Article 4 of the General Provisions. Each performance share grant shall confer upon the recipient thereof the right to receive a specified number of shares of Common Stock of the Company contingent upon the achievement of specified performance objectives within a specified performance objective period including, but not limited to, the recipient's continued employment or service as a consultant through the period set forth in Section 5 of this Performance Share Plan. At the time of an award of a performance share, the Program Administrator shall specify the performance objectives, the performance objective period or periods and the period of duration of the performance share grant. Any performance shares granted under this Plan shall constitute an unfunded promise to make future payments to the affected person upon the completion of specified conditions.

          Section 3. Mode of Payment. At the discretion of the Program Administrator, payments of performance shares may be made in (a) shares of Common Stock, (b) a check in an amount equal to the Fair Market Value (determined in the manner provided in Section 4 of the Incentive Plan) of the shares of Common Stock to which the performance share award relates, (c) a note in the amount specified above in Section 3(b) containing such terms as are approved by the Program Administrator, or (d) any combination of the foregoing in the aggregate amount equal to the amount specified above in Section 3(b).

          Section 4. Performance Objective Period. The duration of the period within which to achieve the performance objectives shall be determined by the Program Administrator. The period may not be less than one year nor more than ten years from the date that the performance share is granted. The Program Administrator shall determine whether performance objectives have been met with respect to each applicable performance objective period. Such determination shall be made promptly after the end of each applicable performance objective period, but in no event later than 90 days after the end of each applicable performance objective period. All determinations by the Program Administrator with respect to the achievement of performance objectives shall be final, binding on and conclusive with respect to each recipient.

          Section 5. Vesting of Performance Shares. Unless otherwise provided by the Program Administrator at the time of grant, or unless the installment provisions set forth herein are subsequently accelerated pursuant to Article 18 of the General Provisions of the Program or otherwise by the Program Administrator, with respect to any one or more previously granted performance shares, the Company shall pay to the recipient on the date set forth in Column 1 below ("Vesting Date") the percentage of the recipient's performance share award set forth in Column 2 below.

                       Column 1                             Column 2
                       Vesting Date                        Percentage

                1 year from Date of Grant                     25%
                2 years from Date of Grant                    25%
                3 years from Date of Grant                    25%
                4 years from Date of Grant                    25%

                                     PLAN V

                           BARRINGER TECHNOLOGIES INC.

                                STOCK BONUS PLAN


          Section 1. General. This Barringer Technologies Inc. Stock Bonus Plan ("Stock Bonus Plan") is Part V of the Company's Program. Unless any provision herein indicates to the contrary, the Stock Bonus Plan shall be subject to the General Provisions of the Program.

          Section 2. Terms and Conditions. The Program Administrator may grant bonuses in the form of shares of Common Stock to any person eligible under
Article 4 of the General Provisions. Each such stock bonus shall be forfeited by the recipient in the event that the recipient's employment by or service as a director or consultant to the Company or any Subsidiary terminates within the time periods specified in Section 3 of the Stock Bonus Plan or within such other time period as the Program Administrator also may provide at the time of grant. The Program Administrator also may provide at the time of grant that the Common Stock subject to the stock bonus shall be forfeited by the recipient upon the occurrence of other events.

          Section 3. Forfeiture of Bonus Shares. Unless otherwise provided by the Program Administrator at the time of grant, or unless the installment provisions set forth herein are subsequently accelerated pursuant to Article 18 of the General Provisions of the Program or otherwise by the Program Administrator with respect to any one or more previously granted bonus shares, the percentage set forth in Column 2 below of shares of Common Stock issued as a stock bonus shall be forfeited and transferred back to the Company by the recipient without payment of any consideration from the Company if the recipient's employment by or service as a director or consultant to the Company or any Subsidiary is terminated for any reason during the time periods specified in Column 1 below:

                     Column 1                               Column 2
              Employment or Service                   Percentage of Bonus
                Terminated Within                Shares Which are Forfeitable

          First 12 months after grant                      100%
          First 24 months after grant                       75%
          First 36 months after grant                       50%
          First 48 months after grant                       25%
          Beyond 48 months after grant                       0%


          Section 4. Rights as a Stockholder; Stock Certificates. A recipient shall have rights as a stockholder with respect to any shares of Common Stock received as a stock bonus represented by a stock certificate issued in his name even though all or a portion of such shares remains subject to a risk of forfeiture hereunder, except that shares subject to forfeiture shall not be transferable. Stock certificates representing such shares which remain subject to forfeiture together with a related stock power shall be held by the Company, and shall be canceled and returned to the Company's treasury if thereafter forfeited. Stock certificates representing such shares which are vested and no longer subject to forfeiture shall be delivered to the recipient.

                                     PLAN VI

                           BARRINGER TECHNOLOGIES INC.

                            INDEPENDENT DIRECTOR PLAN


          Section 1. General. This Barringer Technologies Inc. Independent Director Plan ("Independent Director Plan") is Part VI of the Company's Program. Any option granted pursuant to this Independent Director Plan shall not be an incentive stock option as defined in Section 422 of the Code. Unless any provision herein indicates to the contrary, this Independent Director Plan shall be subject to the General Provisions of the Program.

          Section 2. Terms and Conditions. Every year on the earlier of (i) the date of the Company's annual meeting of stockholders, and (ii) June 1, the Company shall grant to each Independent Director (as defined below) elected as a director at such annual meeting (or nominated for election as a director by the Board of Directors or any nominating committee thereof in the event that such annual meeting does not occur prior to June 1), or, in the event that the Board of Directors is divided into two or more classes, continuing or expected to continue to serve as a director of the Company following such annual meeting, an option to purchase 3,000 shares of Common Stock. As used in the Independent Director Plan, the term "Independent Director" means any member of the Board of Directors who, as of the relevant date of determination, has not been a full-time employee of the Company or any Subsidiary for at least twelve months preceding such date.

          Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Independent Director Plan shall expire five years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Independent Director Plan.

          Section 4. Purchase Price. The option price with respect to any option granted pursuant to the Independent Director Plan shall be the Fair Market Value (determined in accordance with Section 4 of the Incentive Plan) of the shares of Common Stock to which the option relates.

          Section 5. Exercise of Options.

          (a) Options granted under the Independent Director Plan shall become fully exercisable as to 100% of the shares of Common Stock covered thereby one year after the date of grant, subject to acceleration as set forth in Article 18 of the General Provisions of Stock Compensation Program.

          (b) Except as provided in the General Provisions of Stock Compensation Program, no option may be exercised unless the holder thereof is then a director of the Company.

          (c) Other than as provided in the General Provisions of Stock Compensation Program, options granted under the Independent Director Plan shall not be affected by any change of duties or position so long as the holder continues to be a director of the Company.

                           BARRINGER TECHNOLOGIES INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 13, 1997

          The undersigned hereby revokes any prior proxy and appoints Stanley S. Binder, Kenneth S. Wood, Richard S. Rosenfeld, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Barringer Technologies Inc. Annual Meeting of Stockholders to be held on May 13, 1997 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

          This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR each of the Proposals.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

          (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE MARK BOXES |_| IN BLUE OR BLACK INK

1.    Election of directors.

FOR all nominees listed below                       WITHHOLD AUTHORITY
(except as marked to the contrary below) |_|        to vote for all nominees
                                                    listed below    |_|

To withhold authority for any individual nominee, print that nominee's name on the space provided below.
--------------------------------------------------------------------------------

          Stanley S. Binder, John H. Davies, John J. Harte, Richard D. Condon, John D. Abernathy and James C. McGrath

2.   Proposal to increase the authorized shares of Common Stock

For     |_|                  Against     |_|                   Abstain     |_|

3. Proposal to adopt the Barringer Technologies Inc. 1997 Stock Compensation Program

For     |_|                  Against     |_|                   Abstain     |_|

4. Ratification of BDO Seidman, LLP as independent public accountants for 1997.

For     |_|                  Against     |_|                   Abstain     |_|

If you have noted an address change or comments on either side of this card, mark here: |_|

Dated: _________________________, 1997

______________________________________
Please sign this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.


             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.